UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

INTEGRATED CANNABIS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56291	90-1505708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6810 North State Road 7

Coconut Creek, FL 33073

(Address of principal executive offices) (Zip Code)

(954) 906-0098

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Integrated Cannabis Solutions, Inc. is referred to herein as “Integrated Cannabis, “we”, “our”, or “us”.

ITEM 1.01  Entry into a Material Definitive Agreement

November 30, 2022 Acquisition Agreement with Houdini Group, Inc., The Tahoe Group, LLC, and Thomas Roland

On November 30, 2022, we completed an acquisition agreement between and among us, as Integrated Cannabis Solutions, Inc., a Nevada Corporation and Securities and Exchange Commission reporting company, Houdini Group, Inc.  (“Houdini” or “Buyer”), a Nevada corporation and our wholly owned subsidiary, The Tahoe Group, LLC., a California Corporation (“Tahoe”), and Thomas Roland, Tahoe’s President (“Roland”) who owns 100% of Tahoe.  Tahoe and Roland are collectively referred to in the agreement as the “Seller”.  The agreement provides for our 100% acquisition of Tahoe pursuant to the following provisions: (a)  the Closing Date for the 100% Acquisition shall  be 3 days after the audited financials have been presented and accepted by the Buyer; (b)  Houdini shall issue 250,000 shares of its Common stock to Roland; (c) Tahoe shall deliver to the Buyer unaudited financials representing 2021 and 2022 no later than 45 days after November 30, 2022, the signature date of the agreement; (d) we, as Integrated Cannabis,  agree to invest $500,000 in Houdini after the Closing from the proceeds of a Regulation A Offering that we are  filing; (e) if the $500,000 investment is not completed within 60 days after an audit is delivered, then Roland can either choose to extend the time for the investment, or request 100,000 additional shares of Houdini be issued to him, or rescind the transaction; (f) Roland shall remain as the Tahoe’s President  and continue to  manage its operations; (g) after the Closing, we will  appoint Roland as a member of our Board of Directors or anyone he chooses to be his proxy to fill that seat; (h) prior to  the Closing, the Buyer and Roland shall complete an Employment Agreement providing for Roland’s responsibilities as Tahoe’s President; and (i) we will  grant Cashless Stock Options to Roland, the terms and number of Stock Options of which shall be subject to negotiation between the Parties.

Tahoe will operate as a distributor of cannabis and a cannabis delivery service

Acquisition Agreement with Houdini Group, Inc., Global Consortium Group, LLC, and Thomas Roland

On November 30, 2022, we completed an acquisition agreement between and among us, as Integrated Cannabis Solutions, Inc., a Nevada Corporation and Securities and Exchange Commission reporting company, Houdini Group, Inc.  (“Houdini” or “Buyer”), a Nevada corporation and our wholly owned subsidiary, Global Consortium Group, LLC. (“Global”), a California Corporation (“Global”), and Thomas Roland, Global’s President (“Roland”).  Global and Roland are collectively referred to herein as the “Seller”.  The agreement provides for the 100% acquisition of Global pursuant to the following provisions: (a) the closing date for the 100% Acquisition of Global will be 3 days after the audited financials have been presented and accepted by the Buyer; (b) Houdini shall issue 250,000 shares of its Common stock to Roland; (c) we, as Integrated Cannabis,  agree to invest $1,000,000 in Houdini after the Closing from the proceeds of a Regulation   A Offering that we will file;  (d) if the investment is not completed within 60 days after an audit is delivered, then Roland can either choose to extend the time for the investment or request 150,000 additional shares of Houdini be issued to him, or rescind the transaction; (e) upon the Closing, the operations of Global shall become the operations of the Buyer; (f) Roland shall remain as the President of Global and continue to manage its operations; (g) after the Closing, we will appoint Roland as a member of our Board of Directors or anyone he chooses to be his proxy to fill that seat; (h) prior to completion of the Closing, the Buyer and Roland shall complete an Employment Agreement providing for Roland’s responsibilities as Global’s President; (i) we will grant Cashless Stock Options to Roland, the terms and number of Stock Options of which shall be subject to negotiation between the Parties.

Global, which operates Houdini as a DBA, is a California cannabis extraction company that develops and manufactures quality THC oils and concentrates.

ITEM 8.01. OTHER EVENTS.

Press Release dated December 1, 2022

On December 1, 2022, we will be issuing a press release titled “Integrated Cannabis Solutions Executes Acquisition Agreements to acquire 2 Operating Entities in the Cannabis space” which press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K with respect to Item 8.01 (including Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	November 30, 2022 Agreement with The Tahoe Group, LLC*

10.2	November 30, 2022 Agreement with Global Consortium Group, LLC*

99.1	December 1, 2022 Press Release*

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

__________

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED CANNABIS SOLUTIONS, INC.

Date: December 1, 2022	By:	/s/ Matthew Dwyer
Matthew Dwyer
Chief Executive Officer

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